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Exhibit 4.2

        EXECUTION VERSION

$ 1,000,000,000

Edison Mission Energy

$500,000,000 7.50% Senior Notes due 2013
$500,000,000 7.75% Senior Notes due 2016

REGISTRATION RIGHTS AGREEMENT

        June 6, 2006

J.P. Morgan Securities Inc.
As representative of the Initial Purchasers
listed in Schedule A hereto
    270 Park Avenue
    New York, NY 10017

Dear Sirs:

        Edison Mission Energy, a Delaware corporation (the "Issuer"), proposes to issue and sell to the several initial purchasers named on Schedule A hereto (the "Initial Purchasers"), upon the terms set forth in a purchase agreement, dated as of May 19, 2006 (the "Purchase Agreement"), $500,000,000 aggregate principal amount of its 7.50% Senior Notes due 2013 (the "2013 Notes") and $500,000,000 aggregate principal amount of its 7.75% Senior Notes due 2016 (the "2016 Notes" and, together with the 2013 Notes, the "Initial Securities"). The Initial Securities will be issued pursuant to an Indenture, dated of even date herewith (the "Indenture"), between the Issuer and Wells Fargo Bank, National Association (the "Trustee") and, in the case of the 2013 Notes, the First Supplemental Indenture, dated of even date herewith, between the Issuer and the Trustee and, in the case of the 2016 Notes, the Second Supplemental Indenture, dated of even date herewith, between the Issuer and the Trustee. As an inducement to the Initial Purchasers, the Issuer agrees with the Initial Purchasers, for the benefit of the holders of the Initial Securities (including, without limitation, the Initial Purchasers), the Exchange Securities (as defined below) and the Private Exchange Securities (as defined below) (collectively, the "Holders"), as follows:

        1.     Registered Exchange Offer. The Issuer shall, at its own cost, prepare and, not later than 180 days after (or if the 180th day is not a business day, the first business day thereafter) the date of original issue of the Initial Securities (the "Issue Date") (such 180th day or next succeeding business day being a "Filing Target Date"), file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a proposed offer (the "Registered Exchange Offer") to the Holders of Transfer Restricted Securities (as defined in Section 6 hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of debt securities of the Issuer issued under the Indenture and identical in all material respects to the applicable series of Initial Securities held by such Holders (except for the transfer restrictions relating to the Initial Securities and the provisions relating to the matters described in Section 6 hereof) that would be registered under the Securities Act (collectively, the "Exchange Securities"). The Issuer shall use all commercially reasonable efforts to (i) cause such Exchange Offer Registration Statement to become effective under the Securities Act within 240 days (or if the 240th day is not a business day, the first business day thereafter) after the Issue Date of the Initial Securities (such 240th day or next succeeding business day being an

"Effectiveness Target Date") and (ii) keep the Exchange Offer Registration Statement effective for not less than 20 business days (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders (such period being called the "Exchange Offer Registration Period").

        If the Issuer effects the Registered Exchange Offer, the Issuer (i) will be entitled to close the Registered Exchange Offer 20 business days after the commencement thereof; provided that the Issuer has accepted all the Initial Securities theretofore validly tendered in accordance with the terms of the Registered Exchange Offer and (ii) will use all commercially reasonable efforts to consummate the Registered Exchange Offer no later than 30 business days (or longer if required by applicable law) after the Effectiveness Target Date (such business day being the "Consummation Deadline").

        Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Issuer shall as promptly as practicable commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Securities electing to exchange the Initial Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Issuer within the meaning of the Securities Act, acquires the Exchange Securities in the ordinary course of such Holder's business and has no understandings or arrangements with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act, and to the extent required in accordance with Section 3(f), without material restrictions under the securities laws of the several states of the United States.

        The Issuer acknowledges that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker-dealer electing to exchange Initial Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an "Exchanging Dealer"), is required to deliver a prospectus containing substantially the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section, and (c) Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) an Initial Purchaser that elects to sell Exchange Securities acquired in exchange for Initial Securities constituting any portion of an unsold allotment is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

        The Issuer shall use its commercially reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or an Initial Purchaser, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers and the Initial Purchasers give written notice to the Issuer that they have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(h) below) and (ii) the Issuer shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 90 days after the consummation of the Registered Exchange Offer.

        If, upon consummation of the Registered Exchange Offer, any Initial Purchaser holds Initial Securities acquired by it as part of its initial distribution, the Issuer, simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer, shall issue and deliver to such

Initial Purchaser upon the written request of such Initial Purchaser, in exchange (the "Private Exchange") for the Initial Securities held by such Initial Purchaser, a like principal amount of debt securities of the Issuer issued under the Indenture and identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States, but excluding provisions relating to the matters described in Section 6 hereof) to the applicable series of Initial Securities held by such Initial Purchaser (the "Private Exchange Securities"). The Private Exchange Securities will be issued as evidence of the same continuing indebtedness of the Issuer and will not constitute the creation of new indebtedness. The Initial Securities, the Exchange Securities and the Private Exchange Securities are herein collectively called the "Securities."

        In connection with the Registered Exchange Offer, the Issuer shall:

          (a)   mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal ("Letter of Transmittal") and related documents;

          (b)   keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

          (c)   utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

          (d)   permit Holders to withdraw tendered Initial Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

          (e)   otherwise comply in all material respects with all applicable laws.

        As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Issuer shall:

          (x)   accept for exchange all the Initial Securities validly tendered and not properly withdrawn pursuant to the Registered Exchange Offer and the Private Exchange in accordance with the terms of the Exchange Offer Registration Statement and the Letter of Transmittal;

          (y)   deliver to the Trustee for cancellation all the Initial Securities so accepted for exchange; and

          (z)   cause the Trustee to authenticate and deliver promptly to each Holder of the Initial Securities, the applicable series of Exchange Securities or Private Exchange Securities, as the case may be, equal in aggregate principal amount to the applicable series of Initial Securities of such Holder so accepted for exchange.

        The Indenture will provide that the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture and that all the Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

        Interest on each Exchange Security and Private Exchange Security issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Initial Securities surrendered in exchange therefor or, if no interest has been paid on the Initial Securities, from the date of original issue of the Initial Securities. Each Exchange Security and Private Exchange Security will bear interest at the rate set forth thereon; provided, that interest with respect to the period prior to the issuance thereof shall accrue at the rate or rates borne by Initial Securities from time to time during such period.

        Each Holder participating in the Registered Exchange Offer shall be required to represent to the Issuer that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act or resale of the Securities or Exchange Securities in violation of the Securities Act, (iii) such Holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Issuer or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in and has no understanding or arrangement with any person to participate in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.

        Notwithstanding any other provisions hereof, the Issuer will use its best efforts to ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        2.     Shelf Registration. If, (i) the Issuer is not required to file the Exchange Offer Registration Statement, (ii) because the Registered Exchange Offer is not permitted by applicable law or Commission policy, the Issuer is not permitted to effect a Registered Exchange Offer, as contemplated by Section 1 hereof, (iii) any Holder of Transfer Restricted Securities notifies the Issuer prior to the 20th day following the consummation of the Registered Exchange Offer that (1) such Holder is prohibited by applicable law or Commission policy from participating in the Registered Exchange Offer, (2) such Holder receives Exchange Securities in the Registered Exchange Offer which may not be resold to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (3) such Holder is a broker-dealer and owns Securities acquired directly from the Issuer or an affiliate of the Issuer, the Issuer shall take the following actions (the date on which any of the conditions described in the foregoing clauses (i) through (iv) occur, including in the case of clause (iv) the receipt of the required notice, being a "Trigger Date"):

          (a)   The Issuer shall, at its cost, use all commercially reasonable efforts to file with the Commission a registration statement (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, a "Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration"); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder. The Issuer will use all commercially reasonable efforts to (i) file such Shelf Registration Statement with the Commission on or prior to 60 days after a Trigger Date (but in no event earlier than the Filing Target Date for the Exchange Offer Registration Statement) (such day or next succeeding business day being a "Filing Target Date") and (ii) cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 150 days after a Trigger Date (such 150th day or next succeeding business day being an "Effectiveness Target Date").

          (b)   The Issuer shall use all commercially reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 3(h) below) from the date of its effectiveness or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer restricted securities (as defined in Rule 144 under the Securities Act, or any successor rule thereof) (the "Shelf Registration Period"); provided, however, that during the time that any Shelf Registration Statement is required to be effective, the Issuer may suspend any Shelf Registration Statement and the related prospectus (each such period, a "Suspension Period"), without being required to pay any Liquidated Damages pursuant to Section 6 hereof, upon written notice to the Initial Purchasers, the Holders of Transfer Restricted Securities and each Participating Broker-Dealer (which notice shall be accompanied by an instruction to suspend the use of any prospectus), if (1) an event or circumstance occurs and is continuing as a result of which the Shelf Registration Statement, the related prospectus or any document incorporated therein by reference as then amended or supplemented or proposed to be filed would, in the good faith judgment of the Issuer, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (2)(A) the Issuer determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Issuer and its subsidiaries, taken as a whole, or (B) the disclosure otherwise relates to a material business transaction or development which has not been publicly disclosed; provided, that such written notice will be sufficient only if it (i) refers to this paragraph, (ii) provides notice that a Suspension Period has occurred and (iii) instructs the recipient not to use any prospectus until further notice; provided, further, that all such periods of suspension may not exceed 60 days during any 365 day period. Upon receipt of such notice, the Holders shall not be authorized by the Issuer to resell and shall not resell Securities covered by the Shelf Registration Statement. The Issuer shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action (excluding any Suspension Period permitted in accordance with this Section 2(b)) that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law.

          (c)   Notwithstanding any other provisions of this Agreement to the contrary, the Issuer shall use its best efforts to cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Issuer by or on behalf of any Holder specifically for use therein, not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3.     Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

          (a)   The Issuer shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registered Exchange Offer or the Shelf Registration Statement, the Issuer shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose within 5 business days of such furnishing; (ii) include substantially the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex C hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement and include substantially the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by an Initial Purchaser within the time period referred to in (i) above, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Exchange Securities received by such broker-dealer in the Registered Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchasers based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission; and (v) in the case of a Shelf Registration Statement, include the names of the Holders, who propose to sell Securities pursuant to the Shelf Registration Statement, as selling securityholders, provided, that such information is provided to the Issuer at least 4 business days prior to the filing thereof. In connection with the preparation and filing of a Shelf Registration Statement, the Issuer may require each Holder to agree to (i) keep confidential any material non-public information relating to the Issuer received by such Holders and not to publicly disclose such information and (ii) to abstain from trading any securities of the Issuer in violation of applicable securities laws on the basis of any such material non-public information, in each case until such information has been made generally available to the public.

          (b)   The Issuer shall give written notice to the Initial Purchasers, the Holders who will have Transfer Restricted Securities registered pursuant to the Shelf Registration Statement and who have complied with Section 3(l) of this Agreement and any Participating Broker-Dealer from whom the Issuer has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

            (i)    when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

            (ii)   of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

            (iii)  of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

            (iv)  of the receipt by the Issuer or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

            (v)   of the happening of any event that requires the Issuer to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

          (c)   The Issuer shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

          (d)   The Issuer shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Issuer consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

          (e)   The Issuer shall deliver to each Initial Purchaser, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Issuer consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

          (f)    Prior to any public offering of the Securities, pursuant to any Registration Statement, the Issuer shall use its reasonable best efforts to register or qualify, or shall cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of, the Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Securities included therein reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Issuer shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or qualify as a foreign company or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

          (g)   The Issuer shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends (other than the ERISA Legend (as defined in the Indenture)) and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

          (h)   Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Issuer is required to maintain an effective Registration Statement, other than during a Suspension Period, the Issuer shall as promptly as practicable prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Issuer notifies the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(h).

          (i)    Not later than the effective date of the applicable Registration Statement, the Issuer will provide CUSIP numbers for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, and, if required, provide the applicable trustee with printed certificates for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be in a form eligible for deposit with The Depository Trust Company.

          (j)    The Issuer will comply, in all material respects, with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Issuer's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

          (k)   The Issuer shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Issuer shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

          (l)    The Issuer may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Issuer such information regarding the Holder and the distribution of the Securities as the Issuer may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Issuer may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request. No such Holder is entitled to a draft or copy of the prospectus until such requested information is given to the Issuer unless such failure to furnish such information would not materially delay effectiveness of such Shelf Registration Statement.

          (m)  The Issuer shall enter into such customary agreements (including, if requested in the case of an underwritten offering (which shall only be undertaken at the option of the Issuer), an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

          (n)   In the case of any Shelf Registration, the Issuer shall (i) make reasonably available for inspection by the Holders of the Securities named in the Shelf Registration Statement, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities named in the Shelf Registration Statement or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Issuer and (ii) cause the Issuer's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Securities named in the Shelf Registration Statement or any such underwriter, attorney, accountant or agent retained by the Holders of the Securities named in the Shelf Registration Statement in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in and subject to the provisions of Section 4 hereof and, provided, further, that such information shall be kept confidential by the Holder or by any such attorney, accountant or other agent unless required by law or regulation to be disclosed. Each such person will be required to agree or acknowledge that information obtained by it as a result of such inspections shall be kept confidential and shall not be used by it as the basis for any market transactions in the Securities of the Issuer unless and until such information is made generally available to the public through no fault or action of such person.

          (o)   In the case of any Shelf Registration, the Issuer, if requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities at the time outstanding, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include such matters as are customarily included in opinions requested in underwritten offerings of such type); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof reasonably requested by any underwriters of the applicable Securities; and (iii) its independent public accountants to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72, Letters for Underwriters and Certain Other Requesting Parties, as amended by Statements on Auditing Standards No. 76 and No. 86.

          (p)   In the case of the Registered Exchange Offer, if requested by any Initial Purchaser or any known Participating Broker-Dealer, the Issuer shall cause (i) its counsel to deliver to such Initial Purchaser or such Participating Broker-Dealer a signed opinion in the form set forth in Section 7(c) of the Purchase Agreement with such changes as are customary in connection with the preparation of a Registration Statement and (ii) its independent public accountants to deliver to such Initial Purchaser or such Participating Broker-Dealer a comfort letter, in customary form, meeting the requirements as to the substance thereof as set forth in Section 7(a) of the Purchase Agreement, with appropriate date changes.

          (q)   If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Securities by Holders to the Issuer (or to such other Person as directed by the Issuer) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Issuer shall mark, or caused to be marked, on the Initial Securities so exchanged that such Initial Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall the Initial Securities be marked as paid or otherwise satisfied.

          (r)   The Issuer will use commercially reasonable best efforts to confirm that the ratings then applicable to the Initial Securities will apply to the Securities covered by a Registration Statement.

          (s)   In the event that the Issuer opts for an underwritten offering and any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Issuer will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

          (t)    The Issuer shall use commercially reasonable best efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

          (u)   In the case of any Shelf Registration, the Issuer shall not prepare, make, use, authorize, approve or refer to any free writing prospectuses (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Issuer or used or referred to by the Issuer in connection with the sale of the Securities (an "Issuer Free Writing Prospectus") other than any communications pursuant to Rule 134 under the Securities Act or any document constituting an offer to sell or solicitation of an offer to buy the Securities that falls within the exception from the definition of prospectuses in Section 2(a)(10)(a) of the Securities Act.

        4.     Registration Expenses. (a) The Issuer shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 1 through 3 hereof (including the reasonable fees and expenses, if any, of Latham & Watkins LLP, counsel for the Initial Purchasers, incurred in connection with the Registered Exchange Offer), whether or not the Registered Exchange Offer or a Shelf Registration is filed or becomes effective, and, in the event of a Shelf Registration, shall bear or reimburse the Holders of the Securities covered thereby for the reasonable fees and disbursements of not more than one firm of counsel designated by the Holders of a majority in principal amount of the Initial Securities covered thereby to act as counsel for the Holders of the Initial Securities in connection therewith.

          (b)   Each Holder shall pay all underwriting discounts, commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Transfer Restricted Securities pursuant to the Shelf Registration Statement.

        5.     Indemnification. (a) The Issuer agrees to indemnify and hold harmless each Holder of the Securities, any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the

"Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus contained therein or in any amendment or supplement thereto or in any preliminary or final prospectus relating to a Shelf Registration, Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, and in the case of any prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made, not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Issuer shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus contained therein or in any amendment or supplement thereto or in any preliminary or final prospectus relating to a Shelf Registration or Issuer Free Writing Prospectus in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Issuer by or on behalf of such Holder specifically for inclusion therein and (ii) the Issuer shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon the use of a Registration Statement after (x) a stop order has been issued by the Commission in respect of a Registration Statement or any proceedings for such purposes have been initiated or (y) a Registration Statement has been suspended, so long as in the case of (x) and (y), the Holders shall have received prior written notice of such action from the Issuer; provided further, however, that this indemnity agreement will be in addition to any liability which the Issuer may otherwise have to such Indemnified Party. The Issuer shall also indemnify underwriters (if any), their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

          (b)   Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Issuer and each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act and each person who signs the Registration Statement from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Issuer or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus contained therein or in any amendment or supplement thereto or in any preliminary or final prospectus relating to a Shelf Registration or Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, and in the case of any prospectus, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Issuer by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Issuer for any legal or other expenses reasonably incurred by the Issuer or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Issuer or any of its controlling persons.

          (c)   Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. In no event shall an indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement of any action or claim for monetary damages which an indemnified party may effect without the written consent of the indemnifying party, which consent shall not be unreasonably withheld; provided, however, that an indemnified party may settle any such action or claim without the consent of the indemnifying party if the indemnified party makes a written request that its legal fees and expenses be reimbursed and such fees and expenses are not reimbursed by the indemnified party within 15 days thereafter.

          (d)   If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Securities, pursuant to the Registered Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party on the one hand or such indemnified party on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 5(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Issuer.

          (e)   The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

        6.     Liquidated Damages Under Certain Circumstances. (a) Liquidated Damages ("Liquidated Damages") with respect to the Transfer Restricted Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iv) below being herein called a "Registration Default"):

            (i)    Any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Target Date;

            (ii)   Any Registration Statement required by this Agreement is not declared effective by the Commission on or prior to the applicable Effectiveness Target Date;

            (iii)  The Registered Exchange Offer has not been consummated by the Consummation Deadline; or

            (iv)  If after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective (A) such Registration Statement thereafter ceases to be effective; or (B) such Registration Statement or the related prospectus ceases to be usable (except as permitted in paragraph (b)) in connection with resales of Transfer Restricted Securities during the periods specified herein, in either case during the period the applicable Registration Statement must remain effective under this Agreement, because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

Liquidated Damages shall accrue on the Transfer Restricted Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.25% per annum (the "Liquidated Damages Rate") of the principal amount of Transfer Restricted Securities held by such Holder for the first 90 day period immediately following the occurrence of such Registration Default. The Liquidated Damages Rate shall increase by an additional 0.25% per annum of the principal amount of Transfer Restricted Securities with respect to each subsequent 90 day period until all Registration Defaults have been cured, up to a maximum Liquidated Damages Rate of 1.0% per annum of the principal amount of Transfer Restricted Securities.

          (b)   A Registration Default referred to in Section 6(a)(iv)(B) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Issuer where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Issuer that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Issuer is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Liquidated Damages shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

          (c)   Any amounts of Liquidated Damages due pursuant to Section 6(a) above will be payable in cash on the regular interest payment dates with respect to the Transfer Restricted Securities. The amount of Liquidated Damages will be determined by multiplying the applicable Liquidated Damages Rate by the principal amount of the Transfer Restricted Securities, multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360. The Issuer shall not be required to pay Liquidated Damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

          (d)   "Transfer Restricted Securities" means each Security until the earliest to occur of (i) the date on which such Security has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of an Initial Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Initial Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

        7.     Rules 144 and 144A. The Issuer shall use its commercially reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Issuer is not required to file such reports, it will, upon the request of any Holder of Initial Securities, make publicly available other information so long as necessary to permit sales of its securities pursuant to Rules 144 and 144A. The Issuer covenants that it will take such further action as any Holder of Initial Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Initial Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Issuer will provide a copy of this Agreement to prospective purchasers of Initial Securities identified to the Issuer by the Initial Purchasers upon request. Upon the request of any Holder of Initial Securities, the Issuer shall deliver to such Holder a written statement as to whether the Issuer has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Issuer to register any of its securities pursuant to the Exchange Act.

        8.     Underwritten Registrations (If Any). If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, which underwritten offering shall only be undertaken at the option of the Issuer, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering with the consent of the Issuer, which consent shall not be unreasonably withheld.

        No person may participate in any underwritten registration hereunder, which underwritten registration shall only be undertaken at the option the Issuer, unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

        9.     Miscellaneous.

          (a)   Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Issuer and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents.

          (b)   Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

          (1)   if to a Holder of the Securities, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture.

          (2)   if to the Initial Purchasers;

      J.P. Morgan Securities Inc.
      270 Park Avenue
      New York, NY 10017
      Fax No.: (212) 270-1063
      Attention: Syndicated and Leveraged Finance Group

        with a copy to:

      Latham & Watkins LLP
      885 Third Avenue
      Suite 1000
      New York, New York 10022
      Fax No.: (212) 751-4864
      Attention: Jonathan R. Rod

          (3)   if to the Issuer, to:

      18101 Von Karman Avenue, Suite 1700
      Irvine, California 92612

      Fax No.: (949) 752-5624
      Attention: General Counsel

        with a copy to:

      Skadden, Arps, Meagher & Flom LLP
      Four Times Square
      New York, New York 10036
      Fax No.: (212) 777-3252
      Attention: Harold Moore

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

          (c)   No Inconsistent Agreements. The Issuer has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

          (d)   Successors and Assigns. This Agreement shall be binding upon each of the parties and their respective successors and assigns.

          (e)   Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f)    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g)   Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

          (h)   Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (i)    Securities Held by the Issuer. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Issuer or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers and the Issuer in accordance with its terms.

Very truly yours,
EDISON MISSION ENERGY
By:	/s/ STEVEN D. EISENBERG
	Name:	Steven D. Eisenberg
	Title:	Vice President and Associate General Counsel

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

J.P. MORGAN SECURITIES INC.

        For itself and on behalf of the
several Purchasers listed
on Schedule A hereto.

    By: J.P. MORGAN SECURITIES INC.

By.	/s/ ADAM G. BERNARD Authorized Signatory

        SCHEDULE A

J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
Lehman Brothers Inc.
UBS Securities LLC
Greenwich Capital Markets, Inc.
Wedbush Morgan Securities Inc.

        ANNEX A

        Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        ANNEX B

        Each broker-dealer that receives Exchange Securities for its own account in exchange for Initial Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution."

        ANNEX C

PLAN OF DISTRIBUTION

        Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                         , 200[6][7], all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

        The Issuer will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the Expiration Date the Issuer will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

        ANNEX D

☐    CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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$ 1,000,000,000 Edison Mission Energy $500,000,000 7.50% Senior Notes due 2013 $500,000,000 7.75% Senior Notes due 2016 REGISTRATION RIGHTS AGREEMENT
PLAN OF DISTRIBUTION